Exhibit 5.2

787 Seventh Avenue
New York, NY 10019-6099
Tel: 212 728 8000
Fax: 212 728 8111

June 18, 2010

Teva Pharmaceutical Industries Limited

5 Basel Street

P.O. Box 3190

Petach Tikva 49131

Israel

Teva Pharmaceutical Finance III, LLC

c/o Teva Pharmaceuticals USA, Inc.

1090 Horsham Road

North Wales, Pennsylvania 19454

Teva Pharmaceutical Finance II B.V.

Schottegatweg Oost 29-D

Curacao, Netherlands Antilles

Ladies and Gentlemen:

We have acted as U.S. counsel to Teva Pharmaceutical Industries Limited, an Israeli corporation (the “Guarantor”), Teva Pharmaceutical Finance III, LLC, a limited liability company organized under the laws of Delaware and an indirect, wholly owned subsidiary of the Guarantor (“Teva LLC”), and Teva Pharmaceutical Finance II B.V., a private limited liability company organized under the laws of the Netherlands Antilles and an indirect, wholly owned subsidiary of the Guarantor (“Teva Curacao”), in connection with:

(1)	the issuance and sale by Teva LLC of $500,000,000 in aggregate principal amount of its Floating Rate Senior Notes due 2011 (the “2011 Notes”);

(2)	the issuance and sale by Teva LLC of $1,000,000,000 in aggregate principal amount of its 1.500% Senior Notes due 2012 (the “2012 Notes,” and together with the 2011 Notes, the “LLC Notes”);

(3)	the issuance and sale by Teva Curacao of $1,000,000,000 in aggregate principal amount of its 3.000% Senior Notes due 2015 (the “2015 Notes,” and together with the LLC Notes, the “Notes”); and

(4)	the Guarantor’s unconditional guarantees of the Notes (the “Guarantees”).

Teva Pharmaceutical Industries Limited

Teva Pharmaceutical Finance III, LLC

Teva Pharmaceutical Finance II B.V.

June 18, 2010

The LLC Notes are to be issued pursuant to a Senior Indenture, dated June 18, 2010, as supplemented by a First Supplemental Senior Indenture, dated June 18, 2010, by and among Teva LLC, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”) (the “LLC Indenture”). The 2015 Notes are to be issued pursuant to a Senior Indenture, dated June 18, 2010, as supplemented by a First Supplemental Senior Indenture, dated June 18, 2010, by and among Teva Curacao, the Guarantor and the Trustee (the “Teva Curacao Indenture” and together with the LLC Indenture, the “Indentures”).

In connection therewith, we have examined (a) the Registration Statement on Form F-3 (File No. 333-155927) filed by the Guarantor, Teva LLC, Teva Curacao and other related issuers with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 4, 2008 (the “Registration Statement”), (b) the prospectus of the Guarantor, Teva LLC, Teva Curacao and other related issuers dated December 4, 2008, as supplemented by a prospectus supplement, dated June 15, 2010, relating to the Notes, as filed in final form with the Commission on June 16, 2010, pursuant to Rule 424(b) under the Securities Act (the “Prospectus”), (c) the Indentures, and (d) the certificate of formation and operating agreement of Teva LLC and certified resolutions of the board of managers of Teva LLC, as well as such other materials as we have deemed necessary as a basis for the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of Teva LLC, Teva Curacao and the Guarantor and upon certificates of public officials.

In making the examinations described above, we have assumed the genuineness of all signatures, the capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

Our opinions set forth herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to issuers of securities of the nature as the Notes.

The opinions expressed herein are limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the Delaware Limited Liability Company Act, and we express no opinion with respect to the laws of any other country, state or jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

(i) Teva LLC has all necessary limited liability company right, power and authority to execute and deliver the LLC Indenture and to perform its obligations thereunder and to issue the LLC Notes thereunder.

Teva Pharmaceutical Industries Limited

Teva Pharmaceutical Finance III, LLC

Teva Pharmaceutical Finance II B.V.

June 18, 2010

(ii) The LLC Indenture has been duly authorized by Teva LLC, and (assuming due authorization by the Trustee and the Guarantor) when duly executed and delivered by Teva LLC, the Trustee and the Guarantor, will constitute a legally valid and binding agreement of Teva LLC and the Guarantor enforceable against Teva LLC and the Guarantor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

(iii) The Teva Curacao Indenture (assuming due authorization by Teva Curacao, the Trustee and the Guarantor), when duly executed and delivered by Teva Curacao, the Trustee and the Guarantor, will constitute a legally valid and binding agreement of Teva Curacao and the Guarantor enforceable against Teva Curacao and the Guarantor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

(iv) The LLC Notes have been duly authorized by Teva LLC, and (assuming the due authorization of the Guarantees thereof by the Guarantor and their authentication by the Trustee) when they have been duly executed, issued and delivered, will constitute legally valid and binding obligations of Teva LLC, entitled to the benefits of Teva LLC Indenture and enforceable against Teva LLC in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

(v) The 2015 Notes (assuming due authorization thereof by Teva Curacao and the due authorization of the Guarantee thereof by the Guarantor and their authentication by the Trustee), when they have been duly executed, issued and delivered, will constitute legally valid and binding obligations of Teva Curacao, entitled to the benefits of the Teva Curacao Indenture and enforceable against Teva Curacao in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

(vi) The Guarantees, assuming due authorization, execution and delivery by the Guarantor, will constitute the legally valid and binding obligations of the Guarantor, entitled to the benefit of the Indentures and enforceable against the Guarantor in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

This opinion is being rendered solely in connection with the registration of the offering and sale of the Notes, pursuant to the registration requirements of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Guarantor’s Current Report on Form 6-K, which is incorporated by reference into the Registration Statement and the Prospectuses. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued or promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP